Exhibit 4.96

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated and effective as of December 31, 2014 (the “Effective Date”), by and between NEWLEAD HOLDINGS LTD., an exempted company incorporated under the laws of Bermuda (the “Company”), and TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands (the “Buyer”).

WHEREAS, Buyer desires to purchase from Company, and the Company desires to sell and issue to Buyer, upon the terms and subject to the conditions contained herein, up to Ten Million and No/100 United States Dollars ($10,000,000) of senior secured convertible, redeemable debentures (in the form attached hereto as Exhibit A, the “Debenture(s)”), of which Four Million Two Hundred Fifty Thousand and No/100 United States Dollars ($4,250,000) shall be purchased on the date hereof (the “First Closing”) for the total purchase price of Four Million Two Hundred Fifty Thousand and No/100 United States Dollars ($4,250,000) (the “Purchase Price”), and up to Five Million Seven Hundred Fifty Thousand and No/100 Dollars ($5,750,000) may be purchased in additional closings as set forth below (the “Additional Closings”) (each of the First Closing and the Additional Closings are sometimes hereinafter individually referred to as a “Closing” and collectively as the “Closings”), all subject to the terms and provisions hereinafter set forth;

WHEREAS, the Company, NewLead Tanker Acquisitions Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands (“NTA”), and Nepheli Marine Company, a corporation incorporated under the laws of the Republic of Liberia, (“Nepheli”), have each agreed to secure all of the Company’s Obligations to Buyer under the Debentures and the Fee Debentures (as defined below), this Agreement and all other Transaction Documents by granting to the Buyer an unconditional and continuing first priority security interest and lien upon the Vessel (as hereinafter defined), pursuant to that certain Mortgage, dated as of the date hereof (in the form attached hereto as Exhibit B, the “Mortgage”); and

WHEREAS, NTA and Nepheli will receive a substantial benefit from the Buyer’s purchase of the Debenture and the Company’s issuance of the Fee Debentures in connection therewith, and, as such, has agreed to guarantee all of the Obligations of the Buyer under the Debentures, the Fee Debentures, this Agreement and all other Transactions Documents pursuant to those certain Guarantee Agreements, dated as of the date hereof (in the form attached hereto as Exhibit C, the “Guarantee Agreements” and each a “Guarantee Agreement”); and

WHEREAS, as security for the payment and performance of any and all of the Company’s Obligations to Buyer under the Debentures, the Fee Debentures, this Agreement and all other Transaction Documents, NTA has agreed to execute a Pledge Agreement in favor of Buyer, whereby NTA shall pledge to the Buyer all of its right, title and interest in and to, and provide a first priority lien and security interest on, certain issued and outstanding shares of common stock of Nepheli, dated as of the date hereof (in the form attached hereto as Exhibit D, the “Pledge Agreements” and each a “Pledge Agreement”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I

RECITALS, EXHIBITS, SCHEDULES

The foregoing recitals are true and correct and, together with the Schedules and Exhibits referred to hereafter, are hereby incorporated into this Agreement by this reference.

ARTICLE II

DEFINITIONS

For purposes of this Agreement, except as otherwise expressly provided or otherwise defined elsewhere in this Agreement, or unless the context otherwise requires, the capitalized terms in this Agreement shall have the meanings assigned to them in this Article as follows:

2.1     “Acceptable Flag State” shall mean a jurisdiction acceptable to the Buyer in its sole and absolute discretion.

2.2     “Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, the term “control,” “controlling” “controlled” and words of similar import, when used in this context, means, with respect to any Person, the possession, directly or indirectly, of the power to direct, or cause the direction of, management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

2.3     “Annex VI” means Regulations for the Prevention of Air Pollution from Ships to the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997).

2.4     “Assets” means all of the properties and assets of the Person in question, as the context may so require, whether real, personal or mixed, tangible or intangible, wherever located, whether now owned or hereafter acquired.

2.5     “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which federal banks are authorized or required to be closed for the conduct of commercial banking business.

2.6     “Claims” means any Proceedings, Judgments, Obligations, threats, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses of any nature or kind.

2.7     “Classification Society” shall mean any member of the International Association of Classification Societies Ltd.

2.8     “Common Stock” means the common shares of the Company, par value $ 0.01 per share.

2.9     “Compliance Certificate” means that certain compliance certificate executed by an officer of the Company in the form attached hereto as Exhibit E.

2.10     “Consent” means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, in writing which is necessary in order to take a specified action or actions, in a specified manner and/or to achieve a specific result.

2.11     “Contract” means any written contract, agreement, order or commitment of any nature whatsoever, including, any sales order, purchase order, lease, sublease, license agreement, services agreement, loan agreement, mortgage, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, shareholders agreement, buy-sell agreement, option, warrant, debenture, subscription, call or put.

2.12   “Collateral” shall have the meaning given to it in the Mortgage.

2.13   “Debenture(s)” shall have the meaning given to it in the preamble hereof.

2.14   “DOC” shall mean a document of compliance issued to an Operator in accordance with rule 13 of the ISM Code.

2.15   “Effective Date” means the date so defined in the introductory paragraph of this Agreement.

2.16   “Encumbrance” means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, tax, covenant, restriction, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden or charge of any nature whatsoever.

2.17   “Environmental Requirements” means all Laws and requirements relating to human, health, safety or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, or Hazardous Materials in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage, disposal, transport or handling of any Hazardous Materials.

2.18   “Fair Market Value” shall mean, (i) upon the date hereof, $5,000,000, and (ii) after the date hereof, the appraised value of the Vessel as determined annually ABS Consulting , the Vessel to be valued on a stand-alone basis, free and clear of any liens, charters or other encumbrances and with no value given to any pooling arrangements.

2.19   “Fee Debenture(s)” shall mean those three (3) certain convertible debentures, or any replacement, substitution or amended and restated form thereof, each in the principal amount of Six Hundred Thousand United States Dollars (US$600,000), made by the Company, and consented and agreed to by the Guarantors, in favor of the Buyer, the form of which is attached hereto as Exhibit J.

2.20   “GAAP” means generally accepted accounting principles, methods and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board, or of such other Person as may be approved by a significant segment of the U.S. accounting profession, in each case as of the date or period at issue, and as applied in the U.S. to U.S. companies.

2.21   “General Assignment” shall mean that certain General Assignment executed by Nepheli in favor of the Lender, the form of which is attached hereto as Exhibit F.

2.22   “Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

2.23   “Guarantee Agreement” shall have the meaning given to it in the recitals hereof.

2.24   “Guarantor(s)” shall mean NTA and Nepheli.

2.25   “Hazardous Materials” means: (i) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants” or words of similar import, under any Law; and (iii) any other chemical, material, substance, or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Authority.

2.26   “IAPPC” means a valid international air pollution prevention certificate for a Vessel issued under Annex VI.

2.27   “Irrevocable Transfer Agent Instructions” shall mean the Irrevocable Transfer Agent Instructions to be entered into by and among the Buyer, the Company and the Company’s transfer agent, in the form attached hereto as Exhibit G.

2.28   “ISM Code” shall mean the International Safety Management Code for the Safe Operating of Ships and for Pollution Prevention constituted pursuant to Resolution A.741(18) of the International Maritime Organization and incorporated into the Safety of Life at Sea Convention and shall include any amendments or extensions thereto and any regulation issued pursuant thereto.

2.29   “ISPS Code” shall mean the International Ship and Port Facility Code adopted by the International Maritime Organization at a conference in December 2002 and incorporated into the Safety of Life at Sea Convention and shall include any amendments or extensions thereto and any regulation issued pursuant thereto.

2.30   “ISSC” shall mean the International Ship Security Certificate issued pursuant to the ISPS Code.

2.31   “Judgment” means any order, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any Governmental Authority.

2.32   “Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule or regulation of any Governmental Authority.

2.33   “Leases” means all leases for real or personal property.

2.34   “Material Adverse Effect” shall mean: (i) a material adverse change in, or a material adverse effect upon, the Assets, business, prospects, properties, financial condition or results of operations of Nepheli; (ii) a material impairment of the ability of the Company to perform any of its Obligations under any of the Transaction Documents; or (iii) a material adverse effect on: (A) any material portion of the “Collateral” (as such terms is defined in the Mortgage); (B) the legality, validity, binding effect or enforceability against the Company and the Guarantors of any of the Transaction Documents; (C) the perfection or priority of any Encumbrance granted to Buyer under any Transaction Documents; or (D) the rights or remedies of the Buyer under any of the Transaction Documents.

2.35   “Material Contract” shall mean any Contract to which the Company is a party or by which the Company or any of its Assets are bound and which: (i) must be disclosed to any Governmental Authority or any other laws, rules or regulations of any Governmental Authority; (ii) involves aggregate payments of Five Hundred Thousand Dollars ($500,000) or more to or from the Company; (iii) involves delivery, purchase, licensing or provision, by or to the Company, of any goods, services, assets or other items having a value (or potential value) over the term of such Contract of Five Hundred Thousand Dollars ($500,000) or more or is otherwise material to the conduct of the Company’s business as now conducted and as contemplated to be conducted in the future; (iii) involves a Company Lease; (iv) imposes any guaranty, surety or indemnification Obligations on the Company; or (v) prohibits the Company from engaging in any business or competing anywhere in the world.

2.36   “Mortgage” means that certain first priority mortgage on the Vessel to be executed by the Company in favor of the Buyer.

2.37   “MTSA” shall mean the Maritime and Transportation Security Act, 2002, as amended, inter alia, by Public Law 107-295.

2.38   “Obligation” means, now existing or in the future, any debt, liability or obligation of any nature whatsoever (including any required performance of any covenants or agreements), whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, voluntary or involuntary, direct or indirect, absolute, fixed, contingent, ascertained, unascertained, known, unknown, whether or not jointly owed with others, whether or not from time to time decreased or extinguished and later decreased, created or incurred, or obligations under Contracts, existing or incurred under this Agreement, the Debentures, the Fee Debentures or any other Transaction Documents, or any other agreement between the Company, the Guarantors and the Buyer, as such obligations may be amended, supplemented, converted, extended or modified from time to time.

2.39   “Operator” shall mean, in respect of the Vessel, the Person who is concerned with the operation of the Vessel and falls within the definition of “Company” set out in rule 1.1.2 of the ISM Code.

2.40   “Ordinary Course of Business” means the ordinary course of business of the Person in question, consistent with past custom and practice (including with respect to quantity, quality and frequency).

2.41   “OTC Markets” means the OTC Markets Group, Inc.

2.42   “Permit” means any license, permit, approval, waiver, order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any Governmental Authority.

2.43   “Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

2.44   “Pledge Agreement” shall have the meaning given to it in the recitals hereof.

2.45   “Principal Trading Market” shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board, the OTC Markets, the so-called OTC Pink Sheets, the NYSE MKT or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

2.46   “Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

2.47   “Real Property” means any real estate, land, building, structure, improvement, fixture or other real property of any nature whatsoever, including, but not limited to, fee and leasehold interests.

2.48   “Rule 144” shall mean Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto.

2.49   “SEC” shall mean the United States Securities and Exchange Commission.

2.50   “Securities” means, collectively, the Debentures, the Fee Debentures, and any Common Stock issuable in connection with a conversion of the Debentures or the Fee Debentures, or the terms of this Agreement or any other Transaction Documents.

2.51   “Tax” means (i) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding company, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever, (ii) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, rent, or any other fee or charge of any nature whatsoever, or (iii) any deficiency, interest or penalty imposed with respect to any of the foregoing.

2.52   “Tax Return” means any tax return, filing, declaration, information statement or other form or document required to be filed in connection with or with respect to any Tax.

2.53   “Total Loss” shall have the meaning ascribed thereto in the Mortgage.

2.54   “Transaction Documents” means this Agreement any and all documents or instruments executed or to be executed by the Company and/or the Guarantors in connection with this Agreement, including the Debentures, the Fee Debentures, the Guarantee Agreements, the General Assignment, Manager’s Undertaking, the Use of Proceeds Confirmation, the Irrevocable Transfer Agent Instructions, the Mortgage, the Pledge Agreements and the Validity Certificates, together with all modifications, amendments, extensions, future advances, renewals, and substitutions thereof.

2.55   “Use of Proceeds Confirmation” means that certain use of proceeds confirmation executed by an officer of the Company in the form attached hereto as Exhibit H.

2.56    “Validity Certificate(s)” shall mean those certain validity certificates executed by the President and Chief Financial Officer of the Company, the form of which is attached hereto as Exhibit I.

2.57   “Vessel” shall mean Sofia, M/T, IMO number 9405617, a vessel flagged under the laws of Panama.

ARTICLE III

INTERPRETATION

In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Article” or “Section” refer to the respective Articles and Sections of this Agreement, and references to “Exhibit” or “Schedule” refer to the respective Exhibits and Schedules annexed hereto; (iii) references to a “party” mean a party to this Agreement and include references to such party’s permitted successors and permitted assigns; (iv) references to a “third party” mean a Person not a party to this Agreement; (v) references to the words “share” or “shareholder”, if in reference to the Company, shall refer to “units” or “unitholder” respectively and (v) the terms “dollars” and “$” means U.S. dollars; (vi) wherever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation”.

ARTICLE IV

PURCHASE AND SALE OF DEBENTURES

4.1     Purchase and Sale of Debentures. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, Buyer agrees to purchase, at each Closing, and Company agrees to sell and issue to Buyer, at each Closing, Debentures in the amount of the Purchase Price applicable to each Closing as more specifically set forth below.

4.2     Closing Dates. The First Closing of the purchase and sale of the Debentures shall be for Four Million Two Hundred Fifty Thousand and No/100 United States Dollars ($4,250,000), and shall take place on the Effective Date, subject to satisfaction of the conditions to the First Closing set forth in this Agreement (the “First Closing Date”). Additional Closings of the purchase and sale of the Debentures shall be at such times and for such amounts as determined in accordance with Section 4.4 below, subject to satisfaction of the conditions to the Additional Closings set forth in this Agreement (the “Additional Closing Dates”) (collectively referred to as the “Closing Dates”). The Closings shall occur on the respective Closing Dates through the use of overnight mails and subject to customary escrow instructions from Buyer and its counsel, or in such other manner as is mutually agreed to by the Company and the Buyer.

4.3     Form of Payment. Subject to the satisfaction of the terms and conditions of this Agreement, on each Closing Date: (i) the Buyer shall deliver to the Company, to a Company account designated by the Company, the aggregate proceeds for the Debentures to be issued and sold to Buyer at each such Closing, minus the fees to be paid directly from the proceeds of each such Closing as set forth in this Agreement, in the form of wire transfers of immediately available U.S. dollars; and (ii) the Company shall deliver to Buyer the Securities which Buyer is purchasing hereunder at each Closing, duly executed on behalf of the Company, together with any other documents required to be delivered pursuant to this Agreement.

4.4     Additional Closings. At any time after the First Closing but prior to the maturity date of any of the Debentures issued in the First Closing, the Company may request that Buyer purchase additional Debentures hereunder in Additional Closings by written notice to Buyer. The Parties shall mutually agree whether to purchase/provide additional Debentures and advance additional funds.

ARTICLE V

BUYER’S REPRESENTATIONS AND WARRANTIES

Buyer represents and warrants to the Company, that:

5.1     Investment Purpose. Buyer is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

5.2     Accredited Buyer Status. Buyer is an “accredited investor” as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act of 1933.

5.3     Reliance on Exemptions. Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

5.4     Information. Buyer and its advisors, if any, have been furnished with all materials they have requested relating to the business, finances and operations of the Company and information Buyer deemed material to making an informed investment decision regarding its purchase of the Securities. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries, nor any materials provided to Buyer, nor any other due diligence investigations conducted by Buyer or its advisors, if any, or its representatives, shall modify, amend or affect Buyer’s right to fully rely on the Company’s representations and warranties contained in Article VI below. Buyer understands that its investment in the Securities involves a high degree of risk. Buyer is able to bear the complete loss of this investment. Buyer has such knowledge and experience in financial and business matters that Buyer is able to evaluate the risks in any investment in the Company. Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

5.5     No Governmental Review. Buyer understands that no United States federal or state Governmental Authority has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such Governmental Authorities passed upon or endorsed the merits of the offering of the Securities.

5.6     Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Buyer and is a valid and binding agreement of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

5.7     Conversion and Trading; Material Non-Public Information. Buyer acknowledges that in its role as a secured lender, at times certain employees and agents of the Buyer may be delivered material non-public information concerning the Company and the Guarantors throughout the term of the Debenture and the Fee Debentures. Buyer represents and warrants that such material non-public information will be held and evaluated by certain agents and employees of the Buyer. Buyer shall take any and all actions necessary or advisable to prevent any such agents and employees whom have access to such material non-public information, from trading or making any investment decision, or influencing or being in a position to influence any person whom may make any investment decision with respect to the Company’s shares. Any and all trading decisions and any and all decisions with respect to conversions under any Debenture or Fee Debenture shall not be performed by any employee or agent of the Buyer whom has access to or knowledge of any non-public information with respect to the Company or the Guarantors.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE

COMPANY AND/OR THE GUARANTORS

To induce the Buyer to purchase the Securities, the Company and/or the Guarantors, as indicated, makes the following representations and warranties to Buyer, each of which shall be true and correct in all respects as of the date of the execution and delivery of this Agreement and as of the date of each Closing hereunder, and which shall survive the execution and delivery of this Agreement:

6.1     Subsidiaries. A list of all of the Company’s and NTA’s Subsidiaries is set forth in Schedule 6.1 hereto. Nepheli has no Subsidiaries.

6.2     Organization. The Company is an exempted company and the Guarantors are corporations, duly incorporated, validly existing and in good standing under the Laws of the jurisdiction in which they are incorporated. The Company and the Guarantors have the full power and authority and all necessary certificates, licenses, approvals and Permits to: (i) enter into and execute this Agreement and the Transaction Documents and to perform all of its Obligations hereunder and thereunder; and (ii) own and operate its Assets and properties and to conduct and carry on its business as and to the extent now conducted. The Company and the Guarantors are duly qualified to transact business and are in good standing as foreign corporations in each jurisdiction where the character of their business or the ownership or use and operation of their Assets or properties requires such qualification. The exact legal name of the Company and the Guarantors are as set forth in the preamble to this Agreement, and the Company and the Guarantors do not currently conduct, nor have the Company or the Guarantors, during the last five (5) years conducted, business under any other name or trade name, except for Aries Maritime Transport Limited.

6.3     Authority and Approval of Agreement; Binding Effect. The execution and delivery by Company and the Guarantors of this Agreement and the Transaction Documents, and the performance by Company and the Guarantors of all of their Obligations hereunder and thereunder, including the issuance of the Securities, have been duly and validly authorized and approved by the Company and the Guarantors and their board of managers pursuant to all applicable Laws and no other action or Consent on the part of Company and the Guarantors, their board of managers, members or any other Person is necessary or required by the Company or the Guarantors to execute this Agreement and the Transaction Documents, consummate the transactions contemplated herein and therein, perform all of Company’s or the Guarantors’ Obligations hereunder and thereunder, or to issue the Securities. This Agreement and each of the Transaction Documents have been duly and validly executed by Company and the Guarantors (and the officer executing this Agreement and all such other Transaction Documents is duly authorized to act and execute same on behalf of Company and the Guarantors) and constitute the valid and legally binding agreements of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

6.4     Capitalization. The authorized share capital stock of the Company consists of one billion (1,000,000,000) Common Stock and five hundred million 500,000,000 preferred shares, par value $0.01 per share, of which three hundred nine million four hundred fifty two thousand four hundred forty three (309,452,443) shares of Common Stock are issued and outstanding as of December 31, 2014, and five hundred million (500,000,000) shares of preferred stock are issued and outstanding as of December 31, 2014. The authorized capital stock of NTA consists of five hundred (500) registered shares. The authorized capital stock of Nepheli consists of five hundred (500) registered shares. All of such outstanding shares have been validly issued and are fully paid and nonassessable, have been issued in compliance with all foreign, federal and state securities laws and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. As of the Effective Date, no shares of the Company’s or the Guarantors’ capital stock are subject to preemptive rights or any other similar rights or any Claims or Encumbrances suffered or permitted by the Company or the Guarantors. The Common Stock is currently quoted on the OTC Markets under the trading symbol “NEWL”. The Company has received no written notice, with respect to the continued eligibility of the Common Stock for quotation on the OTC Markets, and the Company has maintained all requirements on its part for the continuation of such quotation. Except as disclosed in (i) the “Public Documents” (as hereinafter defined), (ii) Schedule 6.4 attached hereto and (iii) except for the Securities to be issued pursuant to this Agreement, as of the date hereof: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or Contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (ii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other Contracts or instruments evidencing indebtedness of the Company or any of its Subsidiaries, or by which the Company or any of its Subsidiaries is or may become bound; (iii) there are no outstanding registration statements with respect to the Company or any of its securities; (iv) there are no agreements or arrangements under which the Guarantors are obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement); (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein; and (vi) the Company’s outstanding notes and other debt obligations require the Company to redeem, either in cash or Common Stock, such outstanding obligations either upon maturity or other circumstances as identified in such obligations and there are no arrangements that require the Company to redeem Common Stock. The Company and the Guarantors have furnished to the Buyer true, complete and correct copies of: (I) the Company’s and the Guarantors’ Memorandum of Association, as amended and as in effect on the date hereof; and (II) the Company’s and the Guarantors’ By-laws, as in effect on the date hereof (together, the “Organizational Documents”). Except for the Organizational Documents or as disclosed in the Public Documents, there are no other shareholder agreements, voting agreements or other Contracts of any nature or kind that restrict, limit or in any manner impose Obligations on the governance of the Company or the Guarantors.

6.5     No Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of any of the Securities, will not: (i) constitute a violation of or conflict with the Organizational Documents of the Company or the Guarantors; (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any Contract to which Company or the Guarantors are a party or by which any of its Assets or properties may be bound; (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any Judgment; (iv) constitute a violation of, or conflict with, any Law (including United States federal and state securities Laws); or (v) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, Company or the Guarantors or any of Company’s or the Guarantors’ Assets. The Company and the Guarantors are not in violation of its Organizational Documents and the Company and the Guarantors are not in default or breach (and no event has occurred which with notice or lapse of time or both could put the Company or the Guarantors in default or breach) under, and the Company and the Guarantors have not taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any Contract to which the Company or the Guarantors are a party or by which any property or Assets of the Company or the Guarantors are bound or affected, except for such defaults or breaches that would not have a Material Adverse Effect. The businesses of the Company and the Guarantors are not being conducted, and shall not be conducted so long as Buyer owns any of the Securities, in violation in all material respects of any Law, except for such violations that would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement, the Company and the Guarantors are not required to obtain any Consent of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its Obligations under this Agreement or the Transaction Documents in accordance with the terms hereof or thereof, or to issue and sell the Securities in accordance with the terms hereof. All Consents which the Company and the Guarantors are required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the date hereof. The Company and the Guarantors are not aware of any facts or circumstances which might give rise to any of the foregoing.

6.6     Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all Encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable United States federal and state securities Laws.

6.7     Public Documents; Financial Statements. Except as otherwise disclosed on Schedule 6.7 attached hereto, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC, OTC Markets or any Governmental Authority, as applicable (all of the foregoing filed within the two (2) years preceding the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “Public Documents”). The Company is current with its filing obligations with the SEC, the OTC Markets, or any other Governmental Authority, as applicable, and all Public Documents have been filed on a timely basis by the Company. The Company represents and warrants that true and complete copies of the Public Documents are available on the SEC website (www.sec.gov) or the OTC Markets website (www.otcmarkets.com) at no charge to Buyer, and Buyer acknowledges that it may retrieve all Public Documents from such website and Buyer’s access to such Public Documents through such website shall constitute delivery of the Public Documents to Buyer; provided, however, that if Buyer is unable to obtain any of such Public Documents from such website at no charge, as result of such website not being available or any other reason beyond Buyer’s control, then upon request from Buyer, the Company shall deliver to Buyer true and complete copies of such Public Documents. The Company shall also deliver to Buyer true and complete copies of all filings, reports, schedules, statements and other documents required to be filed with the requirements of the OTC Markets that have been prepared but not filed with the OTC Markets as of the date hereof. None of the Public Documents, at the time they were filed with the SEC or the OTC Markets, or any other Governmental Authority, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such Public Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof, which amendments or updates are also part of the Public Documents). As of their respective dates, the consolidated financial statements of the Company and its Subsidiaries included in the Public Documents (the “Financial Statements”) complied in all material respects with applicable accounting requirements and any published rules and regulations of the SEC and the OTC Markets with respect thereto. All of the Financial Statements fairly present in all material respects the consolidated financial position of the Company and all of its Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). To the knowledge of Company, no other information provided by or on behalf of Company to the Buyer which is not included in the Public Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

6.8     Absence of Certain Changes. Since the date of the most recent Financial Statements, except as disclosed in the Public Documents and as set forth on Schedule 6.8, none of the following have occurred:

(a)     There has been no event or circumstance of any nature whatsoever that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; or

(b)     Any material transaction, event, action, development, payment, or any other matter of any nature whatsoever entered into by the Company or the Guarantors other than in the Company’s or the Guarantors’ Ordinary Course of Business.

6.9     Absence of Litigation or Adverse Matters. Except as set forth on Schedule 6.9, no condition, circumstance, event, agreement, document, instrument, restriction, litigation or Proceeding (or threatened litigation or Proceeding or basis therefore) exists which: (i) could adversely affect the validity or priority of the Encumbrances granted to the Buyer under the Transaction Documents; (ii) could adversely affect the ability of the Company or the Guarantors to perform its Obligations under the Transaction Documents; (iii) would constitute a default under any of the Transaction Documents; (iv) would constitute such a default with the giving of notice or lapse of time or both; or (v) would constitute or give rise to a Material Adverse Effect. In addition: (vi) there is no Proceeding before or by any Governmental Authority or any other Person, pending, or the best of Company’s or the Guarantors’ knowledge, threatened or contemplated by, against or affecting the Company or the Guarantors, its business or Assets that would cause a Material Adverse Effect; (vii) there is no outstanding Judgments against or affecting the Company or the Guarantors, its business or Assets that would cause a Material Adverse Effect; (viii) the Company and the Guarantors are not in breach or violation of any Contract; and (ix) the Company and the Guarantors have not received any material complaint from any customer, supplier, vendor or employee.

6.10     Liabilities and Indebtedness of the Guarantors. The Guarantors do not have any Obligations of any nature whatsoever, except: (i) as disclosed in the Financial Statements; or (iii) Obligations incurred in the Ordinary Course of Business since the date of the most recent Financial Statements which do not or would not, individually or in the aggregate, exceed Two Hundred Thousand Dollars ($200,000) or otherwise have a Material Adverse Effect.

6.11     Title to Assets. The Company and the Guarantors have good and marketable title to, or a valid leasehold interest in, all of its Assets which are material to the business and operations of the Company and the Guarantors presently conducted, free and clear of all Encumbrances or restrictions on the transfer or use of same. Except as would not have a Material Adverse Effect, the Company’s and the Guarantors’ Assets are in good operating condition and repair, ordinary wear and tear excepted, and are free of any latent or patent defects which might impair their usefulness, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

6.12      Real Estate.

(a)     Real Property Ownership. Except for the Company Leases that are currently in force, the Company and the Guarantors do not own any Real Property.

(b)     Real Property Leases. Except for ordinary office Leases disclosed to the Buyer in writing prior to the date hereof (the “Company Leases”), the Company does not lease any other Real Property. With respect to each of the Company Leases: (i) the Company has been in peaceful possession of the property leased thereunder and neither the Company nor the landlord is in default thereunder; (ii) no waiver, indulgence or postponement of any of the Obligations thereunder has been granted by the Company or landlord thereunder; and (iii) there exists no event, occurrence, condition or act known to the Company which, upon notice or lapse of time or both, would be or could become a default thereunder or which could result in the termination of the Company Leases, or any of them, or have a Material Adverse Effect on the business of the Company, its Assets or its operations or financial results. The Company has not violated nor breached any provision of any such Company Leases, and all Obligations required to be performed by the Company under any of such Company Leases have been fully, timely and properly performed, except for such violations or breaches that would not have a Material Adverse Effect.

6.13     Material Contracts. An accurate, current and complete copy of each of the Material Contracts as per clause 2.34 has been furnished to Buyer or is available on the SEC website (www.sec.gov). To the Company’s knowledge, each of the Material Contracts is in full force and effect and is a valid and binding Obligation of the parties thereto in accordance with the terms and conditions thereof. To the knowledge of the Company, all Obligations required to be performed under the terms of each of the Material Contracts by any party thereto have been fully performed by all parties thereto, and no party to any Material Contracts is in default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration or modification of any Obligation of any party thereto or the creation of any Encumbrance upon any of the Assets of the Company. Further, the Guarantors have received no notice, nor do the Guarantors have any knowledge, of any pending or contemplated termination of any of the Material Contracts and, no such termination is proposed or has been threatened in writing.

6.14     Compliance with Laws. To the knowledge of the Company and its officers, the Company and the Guarantors are and at all times has been in compliance in all material respects with all Laws. The Company and the Guarantors have not received any notice that it is in violation of, has violated, or is under investigation with respect to, or has been threatened to be charged with, any violation in all material respects of any Law.

6.15     Intellectual Property. The Company owns or possesses adequate and legally enforceable rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and all other intellectual property rights necessary to conduct its business as now conducted. The Company does not have any knowledge of any infringement by the Company of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other intellectual property rights of others, and, to the knowledge of the Company, there is no Claim being made or brought against, or to the Company’s knowledge, being threatened against, the Company regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other intellectual property infringement; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing.

6.16     Labor and Employment Matters. The Company is not involved in any labor dispute or, to the knowledge of the Company, is any such dispute threatened. To the knowledge of the Company and its officers, none of the Company’s employees is a member of a union, except the employees on board the vessels owned by the Company and its Subsidiaries, and the Company believes that its relations with its employees are good. To the knowledge of the Company and its officers, the Company has complied in all material respects with all Laws relating to employment matters, civil rights and equal employment opportunities.

6.17     Tax Matters. The Company and the Guarantors have made and timely filed all Tax Returns required by any jurisdiction to which it is subject, and each such Tax Return has been prepared in compliance in all material respects with all applicable Laws, and all such Tax Returns are true and accurate in all material respects. Except and only to the extent that the Company and the Guarantors have set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported Taxes, the Company has timely paid all Taxes shown or determined to be due on such Tax Returns, except those being contested in good faith, and the Company has set aside on its books provision reasonably adequate for the payment of all material Taxes for periods subsequent to the periods to which such Tax Returns apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has withheld and paid all material Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any Person. To the Company’s knowledge, there is no Proceeding or Claim for refund now in progress, pending or threatened against or with respect to the Company regarding Taxes.

6.18     Insurance. The Company and the Guarantors are covered by valid, outstanding and enforceable policies of insurance which were issued to it by reputable insurers of recognized financial responsibility, covering its properties, Assets and businesses against losses and risks normally insured against by other corporations or entities in the same or similar lines of businesses as the Company and the Guarantors are engaged and in coverage amounts which are prudent and typically and reasonably carried by such other corporations or entities (the “Insurance Policies”). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement, except as would not have a Material Adverse Effect. The Company and the Guarantors have complied in all material respects with the provisions of such Insurance Policies. The Company and the Guarantors do not have any reason to believe that it will not be able to renew its existing Insurance Policies as and when such Insurance Policies expire or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company or the Guarantors.

6.19     Permits. The Guarantors possess all Permits necessary to conduct its business, and the Guarantors have not received any notice of, or is otherwise involved in any Proceedings relating to, the revocation or modification of any such Permits. All such Permits are valid and in full force and effect and the Guarantors are in compliance with the respective requirements of all such Permits, except in each case as would not have a Material Adverse Effect.

6.20     Bank Accounts; Business Location. Schedule 6.20 sets forth, with respect to each account of the Company and the Guarantors with any bank, broker or other depository institution: (i) the name and account number of such account; (ii) the name and address of the institution where such account is held; (iii) the name of any Person(s) holding a power of attorney with respect to such account, if any; and (iv) the names of all authorized signatories and other Persons authorized to withdraw funds from each such account. The Company and the Guarantors have no office or place of business other than as identified on Schedule 6.20 and the Company’s and the Guarantors’ principal places of business and chief executive offices are indicated on Schedule 6.20. All books and records of the Company and the Guarantors and other material Assets of the Company and the Guarantors are held or located at the principal offices of the Company and the Guarantors indicated on Schedule 6.20.

6.21     Environmental Matters and Claims. (A) The Company and the Guarantors are in compliance in all material respects with all applicable United States federal and state, local, foreign and international laws, regulations, conventions and agreements relating to pollution, pollution prevention or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, waters of the contiguous zone, ocean waters and international waters), including, without limitation, laws, regulations, conventions and agreements relating to (1) emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazardous substances, petroleum and petroleum products and by-products (“Materials of Environmental Concern”), or (2) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; (B) the Company and the Guarantors have all permits, licenses, approvals, rulings, variances, exemptions, clearances, consents or other authorizations required under applicable Environmental Laws (“Environmental Approvals”) and is in compliance in all material respects with all Environmental Approvals required to operate their respective businesses as then being conducted (except where the failure to comply with, obtain or renew such permits, licenses, rulings, variances, exemptions, clearances, consents or other authorizations would not be reasonably likely to result in a Material Adverse Effect); (C) except as set forth on Schedule 6.20, the Company and the Guarantors have not received any notice of any claim, action, cause of action, investigation or demand by any Person, entity, enterprise or government, or any political subdivision, intergovernmental body or agency, department or instrumentality thereof, alleging potential liability which would be reasonably likely to result in a Material Adverse Effect or a requirement to incur investigatory costs, cleanup costs, response and/or remedial costs (whether incurred by a governmental entity or otherwise), natural resources damages, property damages, personal injuries, attorneys’ fees and expenses, or fines or penalties which would be reasonably likely to result in a Material Adverse Effect, in each case arising out of, based on or resulting from (1) the presence, or release, or threat of release, of any Materials of Environmental Concern at any location, whether or not owned by such person, or (2) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Environmental Approval (“Environmental Claim”) (other than Environmental Claims that have been fully and finally adjudicated or otherwise determined and all fines, penalties and other costs (including permitted deductibles), if any, payable by the Company or the Guarantors in respect thereof have been paid in full or which are fully covered by insurance); and (D) there is no Environmental Claim pending or threatened against the Company or the Guarantors and there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could reasonably be expected to form the basis of any Environmental Claim against such persons the adverse disposition of which could reasonably be expected to result in a Material Adverse Effect.

6.22     Illegal Payments. Neither the Company, the Guarantor, nor, to the Company’s or Guarantors’ knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company or the Guarantors has, in the course of his actions for, or on behalf of, the Company or the Guarantors: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

6.23     Related Party Transactions. Except for (i) arm’s length transactions pursuant to which the Company makes payments in the Ordinary Course of Business upon terms no less favorable than the Company could obtain from third parties, (ii) as has been disclosed to the Company’s annual report or (iii) as disclosed in the Public Documents, none of the officers, directors or employees of the Company, nor any stockholders who own, legally or beneficially, five percent (5%) or more of the issued and outstanding shares of any class of the Company’s capital stock (each a “Material Shareholder”), is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or Material Shareholder or, to the best knowledge of the Company, any other Person in which any officer, director, or any such employee or Material Shareholder has a material interest in or of which any officer, director or employee of the Company or Material Shareholder is an officer, director, trustee or partner. There are no material Claims or disputes between the Company and any officer, director or employee of the Company or any Material Shareholder, or between any of them, relating to the Company and its business.

6.24     Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to Assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for Assets is compared with the existing Assets at reasonable intervals and appropriate action is taken with respect to any differences.

6.25     Acknowledgment Regarding Buyer’s Purchase of the Securities. The Company and the Guarantors acknowledge and agree that Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company and the Guarantors further acknowledge that Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by Buyer or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to Buyer’s purchase of the Securities. The Company and the Guarantors further represent to Buyer that the Company’s and the Guarantors’ decision to enter into this Agreement has been based solely on the independent evaluation by the Company, the Guarantors and its representatives.

6.26     Seniority. No indebtedness or other equity or security of the Company or the Guarantors is senior to the Debentures or the Fee Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, except only purchase money security interests (which are senior only as to underlying Assets covered thereby).

6.27     Brokerage Fees. There is no Person acting on behalf of the Company or the Guarantors who is entitled to or has any claim for any brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby (except as set forth on Schedule 6.27).

6.28     No General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or issuance of the Securities.

6.29     No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act or cause this offering of such securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

6.30     Private Placement. No registration under the Securities Act or the laws, rules or regulation of any other governmental authority is required for the issuance of the Securities.

6.31     Full Disclosure. All the representations and warranties made by Company and the Guarantors herein or in the Schedules hereto, and all of the financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials submitted to the Buyer in connection with or in furtherance of this Agreement or pertaining to the transaction contemplated herein, whether made or given by Company and the Guarantors, its agents or representatives, are complete and accurate in all material respects, and do not omit any material information required to make the statements and material information provided, in light of the transaction contemplated herein and in light of the circumstances under which they were made and not misleading.

6.32     Vessel. At Closing, the Vessel:

(i)     will be in the sole and absolute ownership of Nepheli and duly registered in Nepheli’s name in the relevant Acceptable Flag State, unencumbered, save and except for the Mortgage with respect thereto and as permitted thereby;

(ii)      will be classed in the highest classification and rating for vessels of the same age and type with its Classification Society without any material outstanding recommendations;

(iii)     will be operationally seaworthy and in every way fit for its existing and intended;

(iv)     will be insured in accordance with the provisions of the Mortgage thereon and the requirements thereof in respect of such insurances will have been complied with; and

(v)      will comply with all relevant laws, regulations and requirements (including environmental laws, regulations and requirements), statutory or otherwise, as are applicable to (A) vessels documented under its Acceptable Flag State and (B) vessels engaged in a trade similar to that performed or to be performed by the Vessel.

6.33     Foreign Trade Control Regulations. The transaction contemplated herein will not violate the provisions of any statute or regulation enacted to prohibit or limit economic transactions with foreign Persons including, without limitation, the Foreign Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 500, as amended), any of the provisions of the Cuban Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 515, as amended), any of the provisions of the Iranian Transaction Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 560, as amended) or any of the provisions of the Regulations of the United States of America Governing Transactions in Foreign Shipping of Merchandise (Title 31, Code of Federal Regulations, Chapter V, Part 505, as amended).

6.34     Compliance with ISM Code, the ISPS Code, the MTSA and Annex VI. The Vessel and the Operator thereof comply with the requirements of the ISM Code, the ISPS Code, the MTSA and Annex VI, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto.

6.35     Threatened Withdrawal of DOC, SMC, ISSC or IAPPC. There is no threatened or actual threatened withdrawal of any Operator’s DOC or SMC or of the ISSC in respect of the Vessel or other certification of documentation related to the ISM Code, Annex VI or otherwise required for the operation of the Vessel.

•

ARTICLE VII

COVENANTS

7.1     Negative Covenants.

(a)     Indebtedness.     So long as Buyer owns, legally or beneficially, any of the Debentures or the Fee Debentures, Nepheli shall not, either directly or indirectly, create, assume, incur or have outstanding any indebtedness for borrowed money of any nature or kind (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any Obligation of any other Person, except for: (i) indebtedness assumed by Nepheli following the date hereof in a maximum outstanding amount of $250,000 in the aggregate at any time; (ii) trade debt assumed in the ordinary course of business; (iii) the Debentures; (iv) the Fee Debentures; (v) Obligations disclosed in the financial statements provided to the Buyer as of the Effective Date; and (vi) Obligations for accounts payable, other than for money borrowed, incurred in Nepheli’s Ordinary Course of Business; provided that, any management or similar fees payable by Nepheli shall be fully subordinated in right of payment to the prior payment in full of the Debentures and the Fee Debentures.

(b)     Encumbrances.     So long as Buyer owns, legally or beneficially, any of the Debentures or the Fee Debentures, Nepheli shall not, without the written consent of the Buyer, either directly or indirectly, create, assume, incur or suffer or permit to exist any Encumbrance upon any Asset of Nepheli, whether owned at the date hereof or hereafter acquired.

(c)     Investments.     So long as Buyer owns, legally or beneficially, any of the Debentures or the Fee Debentures, Nepheli shall not, either directly or indirectly, make or have outstanding any new investments (whether through purchase of stocks, obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets, business, stock or other evidence of beneficial ownership of any other Person, except following: (i) investments in direct obligations of the United States or any state in the United States; (ii) trade credit extended by Nepheli in Nepheli’s Ordinary Course of Business; (iii) investments existing on the Effective Date and set forth in the financial statements provided to the Buyer; and (iv) capital expenditures first approved by the Buyer in writing, which approval shall not be unreasonably withheld, provided, however, that Nepheli may make new investments for capital expenditures for an aggregate amount of less than $250,000 per year without Buyer’s prior written consent.

(d)     Issuances. So long as Buyer owns, legally or beneficially, any of the Debentures or the Fee Debentures, the Company and the Guarantors shall not, either directly or indirectly, issue any equity, debt or convertible or derivative instruments or securities whatsoever, except upon obtaining Buyer’s prior written consent, which consent may be withheld in Buyer’s sole discretion, provided, however, that the Company and the Guarantors are permitted to issue equity so long as such issuance does not, after giving effect to such issuance, result in a Change of Control of the Company or the Guarantors from that control which existed on the date hereof. “Change of Control” shall mean any sale, conveyance, assignment or other transfer, directly or indirectly, of any ownership interest of the Company which results in any change in the identity of the individuals or entities previously having the power to direct, or cause the direction of, the management and policies of the Company, or the grant of a security interest in any ownership interest of any Person directly or indirectly controlling the Company, which could result in a change in the identity of the individuals or entities previously having the power to direct, or cause the direction of, the management and policies of the Company.

(e)     Transfer; Merger. So long as Buyer owns, legally or beneficially, any of the Debentures or the Fee Debentures, the Company and the Guarantors shall not, either directly or indirectly, permit or enter into any transaction involving a Change of Control, or any other merger, amalgamation, consolidation, sale, transfer, license, Lease, Encumbrance or other disposition of all or substantially all of its properties or business or all or substantially all of its Assets, except for the sale, lease or licensing of property or Assets of the Company or the Guarantors in the Company’s or the Guarantors’ Ordinary Course of Business.

(f)     Distributions; Restricted Payments; Change in Management. So long as Buyer owns, legally or beneficially, any of the Debentures or the Fee Debentures, Nepheli shall not, either directly or indirectly: (i) purchase or redeem any shares of its capital stock; (ii) declare or pay any dividends or distributions, whether in cash or otherwise, or set aside any funds for any such purpose; (iii) make any distribution to its shareholders, make any distribution of its property or Assets or make any loans, advances or extensions of credit to, or investments in, any Person, including, without limitation, any Affiliates of Nepheli, or the Nepheli’s officers, directors, employees or Material Shareholder; (iv) pay any outstanding indebtedness of Nepheli, except for indebtedness and other Obligations permitted hereunder; or (v) materially increase the annual salary paid to any officers or directors of Nepheli as of the Effective Date, unless any such increase is part of a written employment contract with any such officers entered into prior to the Effective Date, a copy of which has been delivered to and approved by the Buyer. The Company shall not pay any brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

(g)     Use of Proceeds. The Company covenants and agrees to only use any portion of the proceeds of the purchase and sale of the Debentures for the purposes set forth in the Use of Proceeds Confirmation to be executed by the Company on the Effective Date, unless the Company obtains the prior written consent of the Buyer to use such proceeds for any other purpose, which consent may be granted or withheld or conditioned by Buyer in its sole and absolute discretion.

(h)     Business Activities; Change of Legal Status and Organizational Documents. The Company and the Guarantors shall not: (i) engage in any line of business other than the businesses engaged in as of the Effective Date and business reasonably related thereto; (ii) change its name, organizational identification number (if applicable), its type of organization, its jurisdiction of organization or other legal structure; or (iii) permit its Certificate of Incorporation, Bylaws or other organizational documents to be amended or modified in any way which could reasonably be expected to have a Material Adverse Effect.

(i)     Transactions with Affiliates. Nepheli shall not enter into any transaction with any of its Affiliates, officers, directors, employees, Material Shareholders or other insiders, except in Nepheli’s Ordinary Course of Business and upon fair and reasonable terms that are no less favorable to Nepheli than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate of Nepheli.

(j)     Change of Flag, Class, Management or Ownership. Change the flag of the Vessel other than to an Acceptable Flag State, their class or Classification Society other than to another Classification Society, the technical management of the Vessel other than to a manager acceptable to the Lender in its sole and absolute discretion, or the immediate or ultimate ownership of any Vessel except as permitted hereby.

7.2    Affirmative Covenants.

(a)     Corporate Existence. The Company and the Guarantors shall at all times preserve and maintain their: (i) existence and good standing in the jurisdiction of their organization; and (ii) their qualification to do business and good standing in each jurisdiction where the nature of their business makes such qualification necessary and the failure to do so would not otherwise have a Material Adverse Effect.

(b)     Tax Liabilities. The Company and the Guarantors shall at all times pay and discharge all material Taxes upon, and all Claims (including claims for labor, materials and supplies) against the Company and the Guarantors or any of its properties or Assets, before the same shall become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are being maintained.

(c)     Notice of Proceedings. The Company and the Guarantors shall, promptly, but not more than five (5) days after knowledge thereof shall have come to the attention of any officer of the Company or the Guarantors, give written notice to the Buyer of all threatened or pending Proceedings before any Governmental Authority or otherwise affecting the Company or the Guarantors or any of its Assets, that could in any way have or be reasonably expected to have a Material Adverse Effect.

(d)     Material Adverse Effect. The Company and the Guarantors shall, promptly, but not more than five (5) days after knowledge thereof shall have come to the attention of any officer of the Company or the Guarantors, give written notice to the Buyer of any event, circumstance, fact or other matter that could in any way have or be reasonably expected to have a Material Adverse Effect.

(e)     Bank Accounts. The Company and the Guarantors shall inform the Buyer every three (3) months of the establishment, formation or change of any bank, deposit, credit card payment processing accounts, or other accounts with any financial institution, or any other Person.

(f)     Notice of Default. The Company shall, promptly, but not more than five (5) days after the commencement thereof, give notice to the Buyer in writing of the occurrence of any “Event of Default” (as such term is defined in any of the Transaction Documents) or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder or under any other Transaction Documents.

(f)     Maintain Property. Nepheli shall at all times maintain, preserve and keep all of its Assets in good repair, working order and condition, normal wear and tear excepted, and shall from time to time, as Nepheli deems appropriate in its reasonable judgment, make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained. Nepheli shall permit Buyer to examine and inspect such Assets at all reasonable times upon reasonable notice during business hours. During the continuance of any Event of Default hereunder or under any Transaction Documents, the Buyer shall, at the Company’s expense, have the right to make additional inspections without providing advance notice.

(g)     Maintain Insurance. Nepheli shall at all times insure and keep insured with insurance companies acceptable to Buyer, all insurable property owned by Nepheli which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from environmental, fire and such other hazards or risks as are customarily insured against by companies similarly situated and operating like properties; and shall similarly insure employers’, public and professional liability risks. Prior to the Effective Date, Nepheli shall deliver to the Buyer a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section. All such policies of insurance must be satisfactory to Buyer in relation to the amount and term of the Debentures and the Fee Debentures and type and value of the Assets of Nepheli, shall identify Buyer as sole/lender’s loss payee and as an additional insured. In the event Nepheli fails to provide Buyer with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then the Buyer, without waiving or releasing any obligation or default by Nepheli hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto, which Buyer deems advisable. This insurance coverage: (i) may, but need not, protect Nepheli’s interest in such property; and (ii) may not pay any claim made by, or against, Nepheli in connection with such property. Nepheli may later request that the Buyer cancel any such insurance purchased by Buyer, but only after providing Buyer with evidence that the insurance coverage required by this Section is in force. The costs of such insurance obtained by Buyer, through and including the effective date such insurance coverage is canceled or expires, shall be payable on demand by Nepheli to Buyer, together with interest at the highest non-usurious rate permitted by law on such amounts until repaid and any other charges by Buyer in connection with the placement of such insurance. The costs of such insurance, which may be greater than the cost of insurance which Nepheli may be able to obtain on its own, together with interest thereon at the highest non-usurious rate permitted by Law and any other charges incurred by Buyer in connection with the placement of such insurance may be added to the total Obligations due and owing by the Company hereunder and under the Debentures and the Fee Debentures to the extent not paid by Nepheli.

(h)     Reporting Status; Listing. So long as Buyer owns, legally or beneficially, any of the Securities, the Company shall: (i) file in a timely manner all reports required to be filed under the Securities Act, the Exchange Act or any securities Laws and regulations thereof applicable to the Company of any state of the United States, or by the rules and regulations of the Principal Trading Market, and, to provide a copy thereof to the Buyer promptly after such filing; (ii) if required by the rules and regulations of the Principal Trading Market, promptly secure the listing of Common Stock issuable to Buyer under any of the Transaction Documents upon the Principal Trading Market (subject to official notice of issuance) and, take all reasonable action under its control to maintain the continued listing, quotation and trading of its Common Stock (including, without limitation, Common Stock issuable to Buyer under any of the Transaction Documents) on the Principal Trading Market, and the Company shall comply in all respects with the Company’s reporting, filing and other Obligations under the bylaws or rules of the Principal Trading Market, the Financial Industry Regulatory Authority, Inc. and such other Governmental Authorities, as applicable. The Company shall promptly provide to Buyer copies of any notices it receives from the SEC or any Principal Trading Market, to the extent any such notices could in any way have or be reasonably expected to have a Material Adverse Effect.

(i)     Rule 144. With a view to making available to Buyer the benefits of Rule 144 under the Securities Act (“Rule 144”), or any similar rule or regulation of the SEC that may at any time permit Buyer to sell Common Stock issuable to Buyer under any Transaction Documents to the public without registration, the Company represents and warrants that:

(i)      the Company is not currently an issuer defined as a “Shell Company” (as hereinafter defined) and if the Company has, at any time, been an issuer defined as a “Shell Company,” the Company has not been an issuer defined as a “Shell Company” for at least six (6) months prior to the Effective Date. For the purposes hereof, the term “Shell Company” shall mean an issuer that meets such a description as defined under Rule 144. In addition, so long as Buyer owns, legally or beneficially, any securities of the Company, the Company shall, at its sole expense

(ii)     Make, keep and ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144, is publicly available;

(iii)     furnish to the Buyer, promptly upon reasonable request: (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144; and (b) such other information as may be reasonably requested by Buyer to permit the Buyer to sell any of the Common Stock acquired hereunder or under any other Transaction Documents pursuant to Rule 144 without limitation or restriction; and

(iv)     promptly at the request of Buyer, give the Company’s transfer agent (the “Transfer Agent”) instructions to the effect that, upon the Transfer Agent’s receipt from Buyer of a certificate (a “Rule 144 Certificate”) certifying that Buyer’s holding period (as determined in accordance with the provisions of Rule 144) for any portion of the Common Stock issuable under any Transaction Document which Buyer proposes to sell (or any portion of such shares which Buyer is not presently selling, but for which Buyer desires to remove any restrictive legends applicable thereto) (the “Securities Being Sold”) is not less than twelve (12) months, and receipt by the Transfer Agent of the “Rule 144 Opinion” (as hereinafter defined) from the Company or its counsel (or from Buyer and its counsel as permitted below), the Transfer Agent is to effect the transfer (or issuance of a new certificate without restrictive legends, if applicable) of the Securities Being Sold and issue to Buyer or transferee(s) thereof one or more stock certificates representing the transferred (or re-issued) Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent’s books and records. In this regard, upon Buyer’s request, the Company shall have an affirmative obligation to cause its counsel to promptly issue to the Transfer Agent a legal opinion providing that, based on the Rule 144 Certificate, the Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective registration statement (the “Rule 144 Opinion”). If the Transfer Agent requires any additional documentation in connection with any proposed transfer (or re-issuance) by Buyer of any Securities Being Sold, the Company shall promptly deliver or cause to be delivered to the Transfer Agent, all such additional documentation as may be necessary to effectuate the transfer (or re- issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Buyer or any transferee thereof, all at the Company’s expense. Any and all fees, charges or expenses, including, without limitation, attorneys’ fees and costs, incurred by Buyer in connection with issuance of any such shares, or the removal of any restrictive legends thereon, or the transfer of any such shares to any assignee of Buyer, shall be paid by the Company, and if not paid by the Company, the Buyer may, but shall not be required to, pay any such fees, charges or expenses, and the amount thereof, together with interest thereon at the highest non-usurious rate permitted by law, from the date of outlay, until paid in full, shall be due and payable by the Company to Buyer immediately upon demand therefore, and all such amounts shall be additional Obligations of the company to Buyer secured under the Transaction Documents. In the event that the Company and/or its counsel refuses or fails for any reason to render the Rule 144 Opinion, certificates or instructions required to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Buyer or any transferee thereof, then: (A) to the extent the Securities Being Sold could be lawfully transferred (or re-issued) without restrictions under applicable laws, Company’s failure to promptly provide the Rule 144 Opinion or any other documents, certificates or instructions required to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Buyer or any transferee thereof shall, upon written notice, if not otherwise cured after three (3) Business Days be an Event of Default under this Agreement and all other Transaction Documents; and (B) the Company hereby agrees and acknowledges that Buyer is hereby irrevocably and expressly authorized to have counsel to Buyer render any and all opinions and other certificates or instruments which may be required for purposes of effectuating the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Buyer or any transferee thereof, and the Company hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Company, transfer or re-issue any such Securities Being Sold as instructed by Buyer and its counsel.

(j)     Matters With Respect to Securities. The following provisions shall be applicable upon the occurrence and continuation of an Event of Default and shall terminate upon satisfaction of all of the Obligations:

(i)     Issuance of Conversion Shares.     The parties hereto acknowledge that pursuant to the terms of the Debentures and the Fee Debentures, Buyer has the right, to convert amounts due under the Debentures and the Fee Debentures into Common Stock in accordance with the terms of the Debentures and the Fee Debentures. In the event, for any reason, the Company fails to issue, or cause its Transfer Agent to issue, any portion of the Common Stock issuable upon conversion of the Debentures or the Fee Debentures (the “Conversion Shares”) to Buyer in connection with the exercise by Buyer of any of its conversion rights under the Debentures and the Fee Debentures, then the parties hereto acknowledge that Buyer shall irrevocably be entitled to deliver to the Transfer Agent, on behalf of itself and the Company, a “Conversion Notice” (as defined in the Debentures and the Fee Debentures) requesting the issuance of the Conversion Shares then issuable in accordance with the terms of the Debentures and the Fee Debentures, and the Transfer Agent, provided they are the acting transfer agent for the Company at the time, shall, and the Company hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Company, issue the Conversion Shares applicable to the Conversion Notice then being exercised, and surrender to a nationally recognized overnight courier for delivery to Buyer at the address specified in the Conversion Notice, a certificate of the Common Stock, registered in the name of Buyer or its nominee, for the number of Conversion Shares to which Buyer shall be then entitled under the Debentures and the Fee Debentures, as set forth in the Conversion Notice.

(ii)     Removal of Restrictive Legends. In the event that Buyer has any Common Stock bearing any restrictive legends, and Buyer, through its counsel or other representatives, submits to the Transfer Agent any such shares for the removal of the restrictive legends thereon, whether in connection with a sale of such shares pursuant to any exemption to the registration requirements under the Securities Act, or otherwise, and the Company and or its counsel refuses or fails for any reason to render an opinion of counsel or any other documents or certificates required for the removal of the restrictive legends, then the Company hereby agrees and acknowledges that Buyer is hereby irrevocably and expressly authorized to have counsel to Buyer render any and all opinions and other certificates or instruments which may be required for purposes of removing such restrictive legends, and the Company hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Company, issue any such shares without restrictive legends as instructed by Buyer, and surrender to a common carrier for overnight delivery to the address as specified by Buyer, certificates, registered in the name of Buyer or its designees or nominees, representing Common Stock to which Buyer is entitled, without any restrictive legends and otherwise freely transferable on the books and records of the Company.

(iii)     Authorized Agent of the Company. The Company hereby irrevocably appoints the Buyer and its counsel and its representatives, each as the Company’s duly authorized agent and attorney-in-fact for the Company for the purposes of authorizing and instructing the Transfer Agent to process issuances, transfers and legend removals upon instructions from Buyer, or any counsel or representatives of Buyer, as specifically contemplated herein. The authorization and power of attorney granted hereby is coupled with an interest and is irrevocable so long as any obligations of the Company under Debentures or the Fee Debentures remain outstanding, and so long as the Buyer owns or has the right to receive, any Common Stock hereunder or under any Transaction Documents. In this regard, the Company hereby confirms to the Transfer Agent and the Buyer that it can NOT and will NOT give instructions, including stop orders or otherwise, inconsistent with the terms of this Agreement with regard to the matters contemplated herein, and that the Buyer shall have the absolute right to provide a copy of this Agreement to the Transfer Agent as evidence of the Company’s irrevocable authority for Buyer and Transfer Agent to process issuances, transfers and legend removals upon instructions from Buyer, or any counsel or representatives of Buyer, as specifically contemplated herein, without any further instructions, orders or confirmations from the Company.

(k)     Continued Due Diligence/Field Audits. The Company acknowledges that during the term of this Agreement, Buyer and its agents and representatives undertake ongoing and continuing due diligence reviews of the Company and its business and operations. Such ongoing due diligence reviews may include, and the Company does hereby agree to allow Buyer, to conduct site visits and field examinations of the office locations of the Company, including, but not limited to, an inspection of the Vessel, and the Assets and records of each of them, the results of which must be satisfactory to Buyer in Buyer’s sole and absolute discretion. In this regard, in order to cover Buyer’s expenses of the ongoing due diligence reviews and any site visits or field examinations which Buyer may undertake from time to time while this Agreement is in effect, the Company shall pay to Buyer, within five (5) Business Days after receipt of an invoice or demand therefor from Buyer, a fee of up to $4,000 per year (based on two (2) expected filed audits and ongoing due diligence of $2,000 per visit or audit) to cover such ongoing expenses. Failure to pay such fee as and when required shall be deemed an Event of Default under this Agreement and all other Transaction Documents. The foregoing notwithstanding, from and after the occurrence of an Event of Default or any event which with notice, lapse of time or both, would become an Event of Default, Buyer may conduct site visits, field examinations and other ongoing reviews of the Company’s records, Assets and operations at any time, in its sole discretion, without any limitations in terms of number of site visits or examinations and without being limited to the fee hereby contemplated, all at the sole expense of the Company.

(l)       Inspection; Valuation. Within thirty (30) days of the Effective Date, the Company shall cause ABS Consulting, or such other party approved by Lender, to provide a report, following a physical inspection of the Vessel, documenting the physical condition and approximate value of the Vessel, and such report shall be furnished at the expense of the Company and shall be satisfactory to the Buyer in its sole but reasonable discretion.

(m)     ISM Code, ISPS Code, MTSA and Annex VI Matters. Nepheli will (i) procure that the Operator will comply with and ensure that the Vessel will comply with the requirements of the ISM Code, the ISPS Code, MTSA and Annex VI in accordance with the respective implementation schedules thereof, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Debenture; (ii) procure that the Operator will immediately inform the Buyer if there is any threatened or actual withdrawal of its DOC, SMC, ISSC or IAPPC in respect of the Vessel; and (iii) procure that the Operator will promptly inform the Buyer upon the issue to Nepheli or Operator of a DOC and to the Vessel of an SMC, ISSC or IAPPC.

(n)     Inspection and Survey Reports. Upon the Buyer’s request, Nepheli shall provide the Buyer with copies of internally generated inspection or survey reports on the Vessel.

(o)     Asset Maintenance. If at any time prior to the redemption of Debenture or the Fee Debentures, the Fair Market Value of the Vessel (together with the value of any additional collateral theretofore provided under this Section) is less than one hundred thirty percent (130%) of the outstanding amount of the Debenture and the Fee Debentures together with interest thereon (such percentage herein called the “Required Percentage”), the Company shall, within a period of thirty (30) days following receipt by the Company of written notice from the Buyer notifying the Company of such shortfall and specifying the amount thereof (which amount shall, in the absence of manifest error, be deemed to be conclusive and binding on the Company), either (a) deliver to the Buyer such additional collateral as may be satisfactory to the Buyer in its sole and absolute discretion of sufficient value in total to restore compliance with the Required Percentage or (b) redeem such amount of the Debenture and the Fee Debentures (together with interest thereon and any other monies payable in respect of such redemption) as shall result in the Fair Market Value of the Vessel being not less than the Required Percentage.

7.3     Reporting Requirements. The Company agrees as follows:

(a)     Financial Statements. The Company shall at all times maintain a system of accounting capable of producing its individual and consolidated (if applicable) financial statements in compliance with GAAP (provided that monthly financial statements shall not be required to have footnote disclosure, are subject to normal year-end adjustments and need not be consolidated), and shall furnish to the Buyer or its authorized representatives such information regarding the business affairs, operations and financial condition of the Company as Buyer may from time to time request or require, including.

(i)     As soon as available, and in any event, within one hundred and thirty five (135) days after the close of each fiscal year, a copy of the annual audited financial statements of the Company, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and reviewed by an independent certified public accountant reasonably acceptable to Buyer, containing an unqualified opinion of such accountant;

(ii)     as soon as available, a copy of the semi-annual financial statements of the Company, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and certified as accurate in all material respects by the CEO or CFO of the Company;

(iii)     as soon as available, and in any event, within thirty (30) days following the end of each calendar month, a copy of the Company’s and Guarantors’ bank statements, accounts receivable and accounts payable reporting, cash flow variance reporting, and such other reports as the Buyer may reasonably request from time to time, for the month then ended, in reasonable detail, prepared and certified as accurate in all material respects by the CEO or CFO of the Company.

No change with respect to the Company’s accounting principles shall be made by the Company without giving prior notification to Buyer. The Company represents and warrants to Buyer that the financial statements delivered to Buyer at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the financial condition of the Company in all material respects. Buyer shall have the right at all times (and on reasonable notice so long as there then does not exist any Event of Default) during business hours to inspect the books and records of the Company and make extracts therefrom.

(b)     Additional Reporting Requirements. The Company shall provide the following reports and statements to Buyer as follows:

(i)     Income Projections; Variance. On the Effective Date, the Company shall provide to Buyer an income statement projection showing, in reasonable detail, the Company’s income statement projections for the twelve (12) calendar months following the Effective Date (the “Income Projections”). In addition, on the first (1st) day of every calendar month after the Effective Date, the Company shall provide to Buyer a report comparing the Income Projections to actual results. Any variance in the Income Projections to actual results that is more than ten percent (10%) (either above or below) will require the Company to submit to Buyer written explanations as to the nature and circumstances for the variance.

(ii)     Use of Proceeds; Variance. On the first (1st) day of every calendar month after the Effective Date, the Company shall provide to Buyer a report comparing the use of the proceeds from the sale of Debentures set forth in the Use of Proceeds Confirmation, with the actual use of such proceeds. Any variance in the actual use of such proceeds from the amounts set forth in the approved Use of Proceeds Confirmation will require the Company to submit to Buyer written explanations as to the nature and circumstances for the variance.

(iii)     Interim Reports.      Promptly upon receipt thereof, the Company shall provide to Buyer copies of interim and supplemental reports, if any, submitted to the Company by independent accountants in connection with any interim audit or review of the books of the Company.

(c)     Covenant Compliance. The Company shall, within thirty (30) days after the end of each calendar month, deliver to Buyer a Compliance Certificate, confirming compliance by the Company with the covenants therein, and certified as accurate by an officer of the Company.

7.4     Fees and Expenses.

(a)     Transaction Fees. The Company agrees to pay to Buyer a transaction advisory fee equal to one percent (1%) of the amount of the Debentures purchased by Buyer at the First Closing (not including the Fee Debentures), which fee shall be due and payable on the Effective Date and withheld from the gross purchase price paid by Buyer for the Debentures. In the event of any Additional Closings, the Company and the Buyer shall agree to a mutually acceptable transaction advisory fee, which fee shall be due and payable upon such Additional Closing and withheld from the gross purchase price paid by Buyer for the Debentures at such Additional Closing.

(b)     Due Diligence Fees. The Company agrees to pay to the Buyer a due diligence fee equal to Fifteen Thousand No/100 United States Dollars ($15,000.00), which shall be due and payable in full on the Effective Date, or any remaining portion thereof shall be due and payable on the Effective Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement.

(c)     Document Review and Legal Fees. The Company agrees to pay to the Buyer or its counsel a document review and legal fee equal to Seventy Five Thousand and No/100 United States Dollars ($75,000.00), which shall be due and payable in full on the Effective Date, or any remaining portion thereof shall be due and payable on the Effective Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement. The Company also agrees to be responsible for the prompt payment of all legal fees and expenses of the Company and its own counsel and other professionals incurred by the Company in connection with the negotiation and execution of this Agreement and the Transaction Documents.

(d)     Other Fees. The Company also agrees to pay to the Buyer (or any designee of the Buyer), upon demand, or to otherwise be responsible for the payment of, any and all other costs, fees and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Buyer and of any experts and agents, which the Buyer may incur or which may otherwise be due and payable in connection with: (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, subordination, waiver or other modification or termination of this Agreement or any other Transaction Documents; (ii) any documentary stamp taxes, intangibles taxes, recording fees, filing fees, or other similar taxes, fees or charges imposed by or due to any Governmental Authority in connection with this Agreement or any other Transaction Documents; (iii) the exercise or enforcement of any of the rights of the Buyer under this Agreement or the Transaction Documents; or (iv) the failure by the Company to perform or observe any of the provisions of this Agreement or any of the Transaction Documents. Included in the foregoing shall be the amount of all expenses paid or incurred by Buyer in consulting with counsel concerning any of its rights under this Agreement or any other Transaction Document or under applicable law. To the extent any such costs, fees, charges, taxes or expenses are incurred prior to the funding of proceeds from the Closing, same shall be paid directly from the proceeds of the Closing. All such costs and expenses, if not so immediately paid when due or upon demand thereof, shall bear interest from the date of outlay until paid, at the highest rate set forth in the Debenture, or if none is so stated, the highest rate allowed by law. All of such costs and expenses shall be additional Obligations of the Company to Buyer secured under the Transaction Documents. The provisions of this Subsection shall survive the termination of this Agreement.

7.5     Advisory Fee. The Company shall pay to the Buyer, in consideration of investment banking and advisory services rendered by the Buyer to the Company prior to the date hereof, which such services the Company hereby acknowledges and agrees that the Buyer has fully rendered to its satisfaction, an advisory fee in the amount of One Million Eight Hundred Thousand United States Dollars (US$1,800,000) (the “Advisory Fee”). The Advisory Fee shall be paid in the form of three (3) Fee Debentures, each in the amount of Six Hundred Thousand United States Dollars (US$600,000). The Fee Debentures shall be issued on the Effective Date and shall bear maturity dates of twelve (12), and eighteen (18) and twenty-four (24) months respectively. The principal amount of the Fee Debentures outstanding from time to time shall bear zero (0) interest, provided that no default or Event of Default has occurred or is continuing. Any amount of principal on the Fee Debentures which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall at Buyer’s option bear interest payable on demand at the Default Rate.

7.6     Share Reserve. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of Common Stock as shall be necessary to effect the conversion of the Debenture and the Fee Debentures (collectively, the “Share Reserve”). The Company represents that it has sufficient authorized and unissued Common Stock available to create the Share Reserve after considering all other commitments that may require the issuance of Common Stock. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of Common Stock as shall be necessary to effect the full conversion of the Debenture and the Fee Debentures. If at any time the Share Reserve is insufficient to effect the full conversion of the Debenture and the Fee Debentures, the Company shall take all required measures to implement an increase of the Share Reserve accordingly. If the Company does not have sufficient authorized and unissued Common Stock available to increase the Share Reserve, the Company shall call and hold a special general meeting of the shareholders within forty-five (45) days of such occurrence, or take action by the written consent of the holders of a majority of the issued and outstanding Common Stock, if possible, for the sole purpose of increasing the number of shares authorized. The Company’s management shall recommend to the shareholders to vote in favor of increasing the number of Common Stock authorized.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS TO SELL

The obligation of the Company hereunder to issue and sell the Securities to the Buyer at the Closings is subject to the satisfaction, at or before the respective Closing Dates, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

8.1     Buyer shall have executed the Transaction Documents and delivered them to the Company.

8.2     The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Dates as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Dates.

8.3     The Company shall have received such consents, certificates, confirmations, resolutions, acknowledgements or other documentation necessary or advisable from all applicable Governmental Authorities, including, but not limited to, those located in Bermuda, as the Company may require in order to evidence such Governmental Authorities’ approval of this Agreement, the Transaction Documents and the purchase of the Debentures, issuance of the Fee Debentures and the issuance of the Conversion Shares contemplated hereby.

ARTICLE IX

CONDITIONS PRECEDENT TO THE BUYER’S OBLIGATIONS TO PURCHASE

The obligation of the Buyer hereunder to purchase the Debentures at the Closings is subject to the satisfaction, at or before each applicable Closing Date, of each of the following conditions (in addition to any other conditions precedent elsewhere in this Agreement), provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

9.1     First Closing. The obligation of the Buyer hereunder to purchase the Debentures at the First Closing is subject to the satisfaction, at or before the First Closing Date, of each of the following conditions (in addition to any other conditions precedent elsewhere in this Agreement), provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

(a)     The Company, the Guarantors, and the President and the Chief Financial Officer of the Company shall have executed and delivered the Transaction Documents applicable to the First Closing and delivered the same to the Buyer.

(b)     The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the First Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company and the Guarantors shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company and the Guarantors at or prior to the First Closing Date.

(c)     The Buyer shall have received originals of the certificate evidencing the shares to be pledged in connection with the Pledge Agreement.

(d)     The Buyer shall have received an opinion of counsel from counsel to the Company in a form satisfactory to the Buyer and its counsel.

(e)     The Buyer shall have received copies of survey reports conducted by a Classification Society.

(f)     The Buyer shall have received a copy of the DOC, SMC and ISSC for the Vessel.

(g)     The Buyer shall have received evidence in a form satisfactory to the Buyer the Vessel: (i) is registered in the name of Nepheli, is in the sole and absolute ownership of Nepheli, and duly under the flag of an Acceptable Flag State, free of all liens and encumbrances of record other than the Mortgage; (ii) is insured in accordance with the provisions of its Mortgage and all requirements of its Mortgage in respect of such insurance have been fulfilled (including, but not limited to, letters of undertaking from the insurance brokers, including confirmation notices of assignment, notices of cancellation and loss payable clauses acceptable to the Buyer, in its sole and absolute discretion); (iii) is classed in the highest classification and rating for vessels of the same age and type with its Classification Society without any material outstanding recommendations, or if the Vessel is not classed, applicable United States Coast Guard certificates of inspection; (iv) is operationally seaworthy and in every way fit for its intended service; (v) the technical and/or operational management for the Vessel is being provided by a manager acceptable to the Buyer, in its sole and absolute discretion; and (vi) that, save for the liens created by the Mortgage and the General Assignment, there are no liens, charges or encumbrances of any kind whatsoever on the Vessel or on its earnings except as permitted hereby or by any of the Transaction Documents.

(h)     The Buyer shall have received certified copies of all technical and commercial management agreements and all charter parties (including time charter and bareboat charter), if applicable, for the Vessel.

(i)      The Company and the Guarantors shall have executed and delivered to Buyer a closing certificate, certified as true, complete and correct by an officer of the Company or Guarantors, in substance and form required by Buyer, which closing certificate shall include and attach as exhibits: (i) a true copy of a certificate of good standing evidencing the formation and good standing of the Company or Guarantors from the secretary of state (or comparable office) from the jurisdiction in which the Company and the Guarantors are formed; (ii) the Company’s or Guarantors’ Organizational Documents; (iii) copies of the resolutions of the board of directors of the Company or Guarantors as adopted by the Company’s or Guarantors’ board of directors, in a form acceptable to Buyer; and (iv) resolution of the Guarantors’ shareholders, approving and authorizing the execution, delivery and performance of the Transaction Documents to which it is party and the transactions contemplated thereby, in a form acceptable to the Buyer.

(j)      No event shall have occurred which could reasonably be expected to have a Material Adverse Effect.

(k)     The Company and the Guarantors shall have executed such other agreements, certificates, confirmations or resolutions as the Buyer may require to consummate the transactions contemplated by this Agreement and the Transaction Documents, including a closing statement and joint disbursement instructions as may be required by Buyer.

9.2     Additional Closing. Provided the Buyer is to purchase additional Debentures in accordance with Section 4.4 at an Additional Closing, the obligation of the Buyer hereunder to accept and purchase the Debentures at any Additional Closing is subject to the satisfaction, at or before the Additional Closing Date, of each of the following conditions:

(a)     The Company and the Guarantors shall have executed the Transaction Documents applicable to the Additional Closing and delivered the same to the Buyer.

(b)     The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Additional Closing Date.

(c)     No event shall have occurred which could reasonably be expected to have a Material Adverse Effect.

(d)     No default or Event of Default shall have occurred and be continuing under this Agreement or any other Transaction Documents, and no event shall have occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default under this Agreement or any other Transaction Documents.

(e)     The Company and the Guarantors shall have executed such other agreements, certificates, confirmations or resolutions as the Buyer may reasonably require to consummate the transactions contemplated by this Agreement and the Transaction Documents, including a closing statement and joint disbursement instructions as may be required by Buyer.

ARTICLE X

INDEMNIFICATION

10.1     Company’s and the Guarantor’s Obligation to Indemnify. In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Securities hereunder, and in addition to all of the Company’s and the Guarantors’ other obligations under this Agreement, the Company and the Guarantors hereby agree to defend and indemnify Buyer and its Affiliates and subsidiaries and their respective directors, officers, employees, agents and representatives, and the successors and assigns of each of them (collectively, the “Buyer Indemnified Parties”) and Company and the Guarantors do hereby agree to hold the Buyer Indemnified Parties forever harmless, from and against any and all Claims made, brought or asserted against the Buyer Indemnified Parties, or any one of them, and Company and the Guarantors hereby agree to pay or reimburse the Buyer Indemnified Parties for any and all Claims payable by any of the Buyer Indemnified Parties to any Person, including reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable Law, through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by the Company and the Guarantors in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; (ii) any breach of any covenant, agreement or Obligation of the Company and the Guarantors contained in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; or (iii) any Claims brought or made against the Buyer Indemnified Parties, or any one of them, by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Transaction Documents or any other instrument, document or agreement executed pursuant hereto or thereto, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Debentures, or the status of the Buyer or holder of any of the Securities, as a buyer and holder of such Securities in the Company. To the extent that the foregoing undertaking by the Company and the Guarantors may be unenforceable for any reason, the Company and the Guarantors shall make the maximum contribution to the payment and satisfaction of each of the Claims covered hereby, which is permissible under applicable Law.

ARTICLE XI

MISCELLANEOUS

11.1     Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Company:	NewLead Holdings, Ltd.
83 Akti Miaouli & Flessa Street
Piraeus Greece 185 38
Attention: Michael Zolotas, Antonios Bertsos,
Kelly Kokkinaki
E-Mail: MZolotas@newleadholdings.com ,
abertsos@newleadholdings.com
kkokkinaki@newleadship.com

With a copy to:	Thompson Hine LLP
(which shall not constitute notice)	335 Madison Avenue, 12th Floor
New York, NY 10017
Attention: Todd Mason
E-Mail: Todd.Mason@ThompsonHine.com

If to the Buyer:	TCA Global Credit Master Fund, LP
3960 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
Attn: Mr. Robert Press
E-Mail: bpress@tcaglobalfund.com

With a copy to:	Lucosky Brookman LLP
(which shall not constitute notice)	101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Attn: Seth A. Brookman, Esq.
E-Mail: sbrookman@lucbro.com

unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

11.2     Obligations Absolute. None of the following shall affect the Obligations of the Company and the Guarantors to Buyer under this Agreement, Buyer’s rights with respect to the Collateral or any other Transaction Documents:

(a)     acceptance or retention by Buyer of other property or any interest in property as security for the Obligations;

(b)     release by Buyer of all or any part of the Collateral or of any party liable with respect to the Obligations (other than Company and the Guarantors);

(c)     release, extension, renewal, modification or substitution by Buyer of the Debentures, the Fee Debentures or any other Transaction Documents; or

(d)     failure of Buyer to resort to any other security or to pursue the Company or any other obligor liable for any of the Obligations of the Company and the Guarantors hereunder before resorting to remedies against the Collateral.

11.3     Entire Agreement. This Agreement and the other Transaction Documents: (i) are valid, binding and enforceable against the Company, the Guarantors and Buyer in accordance with its provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties; and (iii) are the final expression of the intentions of the Company, the Guarantors and Buyer. No promises, either expressed or implied, exist between the Company, the Guarantors and Buyer, unless contained herein or in the Transaction Documents. This Agreement and the Transaction Documents supersede all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof.

11.4     Amendments; Waivers. No amendment, modification, termination, discharge or waiver of any provision of this Agreement or of the Transaction Documents, or consent to any departure by the Company or the Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by Buyer, and then such waiver or consent shall be effective only for the specific purpose for which given.

11.5     WAIVER OF JURY TRIAL. BUYER, THE COMPANY AND THE GUARANTOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR ANY OF THE OBLIGATIONS HEREUNDER, THE COLLATERAL, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH BUYER AND THE COMPANY AND/OR THE GUARNATORS ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BUYER PURCHASING THE DEBENTURES AND AGEEING TO ACCEPT THE FEE DEBENTURES AS EVIDENCE OF THE ADVISORY FEE.

11.6     MANDATORY FORUM SELECTION. TO INDUCE BUYER TO PURCHASE THE DEBENTURES AND ACCEPT THE FEE DEBENTURES AS EVIDENCE OF THE ADVISORY FEE, THE COMPANY AND THE GUARANTOR IRREVOCABLY AGREE THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT ANY OTHER TRANSACTION DOCUMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW. THE COMPANY AND THE GUARANTOR EACH HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. THE COMPANY AND THE GUARANTOR EACH HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE COMPANY AND THE GUARANTOR AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

11.7     Assignability. Buyer may at any time assign Buyer’s rights in this Agreement, the Debentures, the Fee Debentures, any Transaction Document, or any part thereof and transfer Buyer’s rights in any or all of the Collateral, and Buyer thereafter shall be relieved from all liability with respect to such Collateral. In addition, Buyer may at any time sell one or more participations in the Debentures or the Fee Debentures. The Company and the Guarantors may not sell or assign this Agreement, any Transaction Document or any other agreement with Buyer, or any portion thereof, either voluntarily or by operation of law, nor delegate any of its duties of obligations hereunder or thereunder, without the prior written consent of Buyer, which consent may be withheld or conditioned in Buyer’s sole and absolute discretion. This Agreement shall be binding upon Buyer, the Guarantors and the Company and their respective legal representatives, successors and permitted assigns. All references herein to a Company or the Guarantors shall be deemed to include any successors, whether immediate or remote. In the case of a joint venture or partnership, the term “Company”, or “Guarantor” shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

11.8     Publicity. Neither the Buyer nor the Company, nor the Guarantors shall have the right to make any press release with respect to the transactions contemplated hereby without the other parties’ express written approval.

11.9     Binding Effect. This Agreement shall become effective upon execution by the Company, the Guarantors and Buyer.

11.10   Governing Law. Except in the case of the Mandatory Forum Selection Clause in Section 11.6 above, which clause shall be governed and interpreted in accordance with Florida law, This Agreement and all other Transaction Documents shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

11.11   Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

11.11   Survival of Company’s and the Guarantors’ Representations. All covenants, agreements, representations and warranties made by the Company and the Guarantors herein shall, notwithstanding any investigation by Buyer, be deemed material and relied upon by Buyer and shall survive the making and execution of this Agreement and the Transaction Documents and the sale and purchase of the Debentures or the Fee Debentures, and shall be deemed to be continuing representations and warranties until such time as the Company and the Guarantors have fulfilled all of its Obligations to Buyer hereunder and under all other Transaction Documents, and Buyer has been indefeasibly paid in full.

11.12   Time of Essence. Time is of the essence in making payments of all amounts due Buyer under this Agreement and the other Transaction Documents and in the performance and observance by the Company and the Guarantors of each covenant, agreement, provision and term of this Agreement and the other Transaction Documents. The parties agree that in the event that any date on which performance is to occur falls on a day other than a Business Day, then the time for such performance shall be extended until the next Business Day thereafter occurring.

11.15   Interpretation. If any provision in this Agreement requires judicial or similar interpretation, the judicial or other such body interpreting or construing such provision shall not apply the assumption that the terms hereof shall be more strictly construed against one party because of the rule that an instrument must be construed more strictly against the party which itself or through its agents prepared the same. The parties hereby agree that all parties and their agents have participated in the preparation hereof equally.

11.16   Compliance with Federal Law. The Company shall: (i) ensure that no Person who owns a controlling interest in or otherwise controls the Company is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury, included in any Executive Orders or any other similar lists from any Governmental Authority, foreign or national; (ii) not use or permit the use of the proceeds of the Debentures to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, or any other similar national or foreign governmental regulations; and (iii) comply with all applicable Lender Secrecy Act laws and regulations, as amended. As required by federal law and Buyer’s policies and practices, Buyer may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts or establishing or continuing to provide services.

11.17   Termination. Upon payment in full of all outstanding Debentures and Fee Debentures purchased hereunder, together with all other charges, fees and costs due and payable under this Agreement or under any of the Transaction Documents, the Company shall have the right to terminate this Agreement upon written notice to the Buyer.

11.18   Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

11.19   Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf’ signature page was an original thereof.

11.20   Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

11.21   Further Assurances. The Company and the Guarantors will execute and deliver such further instruments and do such further acts and things as may be reasonably required by Buyer to carry out the intent and purposes of this Agreement.

11.22   No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

11.23   Funding Date. Notwithstanding anything contained in this Agreement or any Transaction Document to the contrary, all covenants, liability, interest or any other Obligation shall commence as of the date upon which the Buyer purchases the Debenture and an amount of $4,250,000 is advanced to the Company or its designees. Notwithstanding anything contained in this Agreement or any Transaction Document to the contrary, all representations and warranties are true as of December 31, 2014.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

COMPANY:

NEWLEAD HOLDINGS LTD.

By:___________________________________

Name: Michail S. Zolotas

Title: Chief Executive Officer

ACKNOWLEDGEMENT:

STATE OF	)
) SS.
COUNTY OF	)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that Michail S. Zolotas, Chief Executive Officer of NewLead Holdings Ltd., a Bermuda exempted company, who is personally known to me to be the same person whose name is subscribed to the foregoing, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this _____ day of ________________, 20____.
______________________________________
Notary Public

My Commission Expires:

BUYER:

TCA GLOBAL CREDIT MASTER FUND, LP

By: TCA Global Credit Master Fund GP, Ltd.

Its: General Partner

By: ________________________________

Name: Robert Press

Title:     Managing Director

CONSENT AND AGREEMENT

The undersigned, referred to in the foregoing securities purchase agreement as a guarantor, hereby consents and agrees to said securities purchase agreement and to the payment of the amounts contemplated therein, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said securities purchase agreement to the same extent as if the undersigned were a party to said securities purchase agreement.

GUARANTOR:

NEPHELI MARINE COMPANY

By:________________________________

Name: Michail S. Zolotas

Title: President

ACKNOWLEDGEMENT:

STATE OF	)
) SS.
COUNTY OF	)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that Michail S. Zolotas, President of Nepheli Marine Company, a Liberian corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this _____ day of ________________, 20____.

______________________________________
Notary Public

My Commission Expires:

CONSENT AND AGREEMENT

The undersigned, referred to in the foregoing securities purchase agreement as a guarantor, hereby consents and agrees to said securities purchase agreement and to the payment of the amounts contemplated therein, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said securities purchase agreement to the same extent as if the undersigned were a party to said securities purchase agreement.

GUARANTOR:

NEWLEAD TANKER ACQUISITIONS INC.

By:___________________________________

Name: Michail S. Zolotas

Title: President

ACKNOWLEDGEMENT:

STATE OF	)
) SS.
COUNTY OF	)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that Michail S. Zolotas, President of NewLead Tanker Acquisitions Inc., a Marshall Islands corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this _____ day of ________________, 20____.

______________________________________
Notary Public

My Commission Expires:

EXHIBIT A

FORM OF DEBENTURE

EXHIBIT B

FORM OF MORTGAGE

EXHIBIT C

FORM OF GUARANTEE AGREEMENT

EXHIBIT D

FORM OF PLEDGE AGREEMENT

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

EXHIBIT F

FORM OF GENERAL ASSIGNMENT

EXHIBIT G

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTION LETTER

EXHIBIT H

FORM OF USE OF PROCEEDS CONFIRMATION

EXHIBIT I

FORM OF VALIDITY CERTIFICATE

EXHIBIT J

FORM OF FEE DEBENTURE

SCHEDULE 6.1

SUBSIDIARIES

(see attached)

SCHEDULE 6.4

CAPITALIZATION

(see attached)

SCHEDULE 6.7

FINANCIAL STATEMENTS

(see attached)

SCHEDULE 6.8

ABSENCE OF CERTAIN CHANGES

(see attached)

SCHEDULE 6.9

Litigation

(see attached)

SCHEDULE 6.20

BANK ACCOUNTS; BUSINESS LOCATIONS

(see attached)

SCHEDULE 6.23

RELATED PARTY TRANSACTIONS

None

SCHEDULE 6.27

BROKERAGE FEES

None